UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
August 19, 2013

SCHOOL SPECIALTY, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-24385	39-0971239
(Commission File Number)	(IRS Employer Identification No.)

W6316 Design Drive
Greenville, Wisconsin	54942
(Address of Principal Executive Offices)	(Zip Code)

(920) 734-5712
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF
DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY
ARRANGEMENTS OF CERTAIN OFFICERS

(b)

On August 19, 2013, School Specialty, Inc. (the “Corporation”) entered into a Retention Agreement (the “Retention Agreement”) with David N. Vander Ploeg, pursuant to which Mr. Vander Ploeg will retire as Chief Financial Officer of the Corporation and from all of his positions with each of its subsidiaries.  Mr. Vander Ploeg’s retirement will become effective on December 31, 2013, subject to the Corporation’s right to accept Mr. Vander Ploeg’s resignation effective at any time prior to December 31, 2013 (the effective date of the end Mr. Vander Ploeg’s employment, the “Separation Date”).  Mr. Vander Ploeg will continue to perform his current duties and responsibilities and receive his current compensation through the Separation Date.

Pursuant to the terms of the Retention Agreement, the Corporation has agreed to make certain payments to Mr. Vander Ploeg following the Separation Date, subject to Mr. Vander Ploeg’s execution of a waiver and release of claims prior to January 10, 2014 in favor of the Corporation (the “Executive General Release”) and subject to Mr. Vander Ploeg’s compliance with certain continuing restrictive covenants in the Employment Agreement between Mr. Vander Ploeg and the Corporation dated April 12, 2008, as amended on December 31, 2008 (the “Employment Agreement”).  In particular, the Corporation has agreed (i) if Mr. Vander Ploeg remains employed by the Corporation through December 31, 2013, to pay Mr. Vander Ploeg a retention bonus in an amount equal to $200,000 on January 10, 2014, provided that if the Separation Date is earlier than December 31, 2013 and he has not committed an act constituting Cause (as defined in the Employment Agreement), the Company shall also pay Mr. Vander Ploeg the Retention Bonus on January 10, 2014, (ii) if the Separation Date is earlier than December 31, 2013 and he has not committed an act constituting Cause, to pay Mr. Vander Ploeg an amount equal to his Base Salary (as defined in the Employment Agreement) from the Separation Date through December 31, 2013 on January 10, 2014, and (iii) if the Separation Date is earlier than December 31, 2013 and he has not committed an act constituting Cause, to continue Mr. Vander Ploeg on the payroll for purposes of continuing his group benefits or pay the cost of such benefits under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”).  Mr. Vander Ploeg will also be entitled to obtain continuation health coverage under COBRA at his expense following the Separation Date.

Mr. Vander Ploeg has also agreed that after the Separation Date, upon reasonable notice and provided the requests for services are reasonable, he will provide transition services to the Company and assist the Corporation’s Interim Chief Executive Officer, and if requested, to assist with certain proceedings.  The Corporation has agreed to reimburse Mr. Vander Ploeg for his pre-approved, reasonable, documented and out-of-pocket expenses associated with such assistance.

Pursuant to the terms of the Retention Agreement, Mr. Vander Ploeg’s and/or the Corporation’s rights and/or obligations under Articles IV, Confidentiality; V, Non-Competition; VI, Business Idea Rights; VII, Non-Solicitation of Employees; VIII, Employee Disclosures and

Acknowledgements; IX, Return of Records; and X, Miscellaneous of the Employment Agreement will survive the execution of the Retention Agreement and the Executive General Release, the termination of the Employment Agreement and Mr. Vander Ploeg’s employment with the Company.

Mr. Vander Ploeg has not expressed any disagreement with the Corporation on any matter relating to the Corporation’s operations, policies or practices.

 ITEM 8.01. OTHER EVENTS

On August 19, 2013, the Corporation issued a press release relating to the retirement of Mr. Vander Ploeg.  This press release is attached hereto as Exhibit 99.1 and is hereby incorporated by reference.

ITEM 9.01. EXHIBITS

(d) Exhibits

99.1	Press Release, dated August 19, 2013

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Any statements made in this Current Report about future results of operations, expectations, plans, or prospects constitute forward-looking statements. These forward-looking statements include, but are not limited to, statements about the Corporation’s plans, objectives, expectations and intentions and other statements contained in this Current Report that are not historical facts. Forward-looking statements also include those preceded or followed by the words “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “should,” “plans,” “targets” and/or similar expressions. These forward-looking statements are based on the Corporation’s current estimates and assumptions and, as such, involve uncertainty and risk. Forward-looking statements are not guarantees of future performance, and actual results may differ materially from those contemplated by the forward-looking statements because of a number of factors, including the factors described in Item 1A of the Corporation’s Annual Report on Form 10-K and other periodic reports filed with the SEC, which factors are incorporated herein by reference. Except to the extent required under the federal securities laws, the Corporation does not intend to update or revise the forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  August 19, 2013

SCHOOL SPECIALTY, INC.

By: /s/ James R. Henderson
James R. Henderson Interim Chief Executive Officer